Exhibit 10.2 Promissory Note Between Annapolis National Bancorp, Inc. and Lawrence E. Lerner dated January 31, 1995

                                PROMISSORY NOTE

$848,400                                                       January 31, 1995

     Maryland Publick Banks, Inc., a Maryland corporation (the "Maker"), promises to pay to the order of Lawrence E. Lerner (the "Payee") the principal sum of Eight Hundred and Forty-Eight Thousand and Four Hundred Dollars ("Principal Sum") on December 31, 1997. Contemporaneously with the execution hereof, the Payee shall mark cancelled and satisfied the $3,000,000 promissory note between Maker and Payee dated June 6, 1990 (the "Prior Note"). The principal amount of this note reflects the unpaid interest balance of the Prior Note.

     Additionally, the Maker promises to pay to the order of the Payee interest on the Principal Sum from the date hereof until paid in full at a per annum rate of interest which is at all times equal to Wall Street's Prime Rate plus 1% per annum. The term Wall Street's Prime Rate as used in this Note means the fluctuating prime rate of interest established and declared in The Wall Street Journal from time to time. Accrued interest shall be paid on December 31, 1997.

     This Note may be prepaid in whole at any time or in part from time to time without penalty. All payments of the principal of and interest on this Note shall be paid in lawful money of the United States of America at such place in the United States as the holder of this Note may at any time and from time to time designate in writing to the Maker. In addition, all payments of the principal of this Note shall only be paid out of the proceeds received by the Maker from the sale of equity securities of the Maker.

     The Maker hereby waives demand, presentment for payment, protest, notice of dishonor and of protest.

     The occurrence of any one or more of the following events shall constitute a default under this Note: (a) the failure of the Maker to pay when due any principal of or interest on this Note (subject to the restrictions set forth above); (b) the failure of the Maker to perform or comply with any of the provisions hereof; (c) the filing of any petition under the Bankruptcy Act or any similar Federal or State statute against the Maker; or (d) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of, the Maker. Whenever there is a default under this Note, the Payee may, at its option, (a) declare the unpaid balance of the Principal Sum, together with all unpaid and accrued interest thereon, to be immediately due and payable, and (b) exercise any or all rights and remedies available to it hereunder, under applicable laws.

     No failure or delay by the Payee to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof, or preclude the Payee from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, the Payee shall not be deemed to have waived the right either to require payment when due and payable of all other amounts of principal of or interest on this Note or to exercise any rights and remedies available to the Payee in order to collect all such other amounts due and payable under this Note. No modification, change, waiver or amendment of this Note shall be deemed to be made by the Payee unless in writing signed by the Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved. This Note shall be governed by the laws of the State of Maryland.

     IN WITNESS WHEREOF the signature and seal of the Maker has been affixed hereto as of the day and year first above written.

ATTEST:                                MARYLAND PUBLICK BANKS, INC.


/s/ Nancy E. Sheehan                   By /s/ Richard J. Morgan      (SEAL)
---------------------------               --------------------------
Secretary                                 Vice President

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